UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2020
Churchill Downs Incorporated

(Exact name of registrant as specified in its charter)

Kentucky	001-33998		61-0156015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400	Louisville	Kentucky	40222
(Address of Principal Executive Offices)			(Zip Code)
(502)-636-4400
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CHDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2020 Annual Meeting, the Churchill Downs Incorporated (the "Company") shareholders:
(1)elected three (3) Class III directors to terms of three (3) years each;
(2)ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2020; and
(3)approved, on an advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures in the proxy statement.
Set forth below are the number of votes cast with respect to each of the matters submitted for vote at the Meeting.
(1)Election of Directors in Class III

Nominee	For	Against	Withheld	Broker Non-Votes
Robert L. Fealy	30,517,618	—	1,573,143	3,539,095
Douglas C. Grissom	30,921,511	—	1,169,250	3,539,095
Daniel P. Harrington	30,715,823	—	1,374,938	3,539,095

(2)Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstentions	Broker Non-Votes
35,176,071	422,684	31,101	—

(3)Approval, By Non-Binding Advisory Vote, of Executive Compensation

For	Against	Abstentions	Broker Non-Votes
30,961,389	1,031,819	97,553	3,539,095

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
April 21, 2020	/s/ Bradley K. Blackwell
By: Bradley K. Blackwell
Title: Senior Vice President, General Counsel and Secretary